UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2025

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On August 4, 2025, Praxis Precision Medicines, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2025. A copy of the press release containing these announcements is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).
Item. 7.01. Regulation FD Disclosure.
On August 4, 2025, the Company published a corporate presentation announcing topline results from its RADIANT study. The presentation is available in the “Investors + Media” portion of the Company's website at investors.praxismedicines.com and a copy is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in Items 2.02 and 7.01 of this Form 8-K and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On August 4, 2025, the Company announced topline results from the RADIANT study evaluating vormatrigine in patients with focal onset seizures (n=37). Dosing with vormatrigine over eight weeks led to 56.3% median reduction in seizure frequency from baseline, with approximately 22% of patients reaching 100% reduction in seizure frequency in the last 28 days. Patients observed a rapid and sustained response, with approximately 60% of patients achieving 50% response in the study. Vormatrigine was generally well-tolerated and continues to demonstrate a favorable safety profile.
The Company will present additional data from the RADIANT study at the 36th International Epilepsy Congress on August 31, 2025 in Lisbon, Portugal. The Company also submitted a late-breaker abstract to present the full RADIANT study results at the American Epilepsy Society Annual Meeting in December 2025 in Atlanta, Georgia.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the clinical development of vormatrigine and our participation in upcoming events and presentations. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, uncertainties inherent in clinical trials, the expected timing of submission for regulatory approval or review by governmental authorities and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and as updated in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, as well as its other filings with the Securities and Exchange Commission. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 4, 2025

99.2	RADIANT Corporate Presentation

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: August 4, 2025	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer